Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER
OF

CELLULAR BIOMEDICINE GROUP, INC.

WITH AND INTO

EASTBRIDGE INVESTMENT GROUP CORPORATION

Under Section 253 of the Delaware General Corporation Law

EastBridge Investment Group Corporation, a Delaware corporation (the “Surviving Corporation”), hereby certifies as follows:

FIRST:  The Board of Directors of the Surviving Corporation resolved to merge Cellular Biomedicine Group, Inc., a Delaware corporation and its wholly owned subsidiary (the “Subsidiary Corporation”), with and into the Surviving Corporation, and a copy of such resolution adopted by the Board of Directors on February 19, 2013 is attached hereto as Exhibit A.

SECOND:  The Subsidiary Corporation was incorporated under the laws of the State of Delaware on February 19, 2013 under the name “Cellular Biomedicine Group, Inc.”

THIRD:  The Surviving Corporation was incorporated under the laws of the State of Delaware on January 18, 2013 under the name “EastBridge Investment Group Corporation”

FOURTH:  Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to “Cellular Biomedicine Group, Inc.”

FIFTH: The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

DESIGNATION	NUMBER

Common Stock	1,000

Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation’s capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

Signed on February 19, 2013
EASTBRIDGE INVESTMENT GROUP CORPORATION

By:	/s/ Wen Tao Liu
Name: Wen Tao Liu
Title: Chairman and Chief Executive Officer

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

EASTBRIDGE INVESTMENT GROUP CORPORATION

The undersigned, constituting all members of the Board of Directors of EastBridge Investment Group Corporation, a Delaware corporation (the “Corporation”), do hereby consent, pursuant to Section 141 of the Delaware General Corporation Law (“DGCL”), to the adoption of the following resolutions:

WHEREAS, the Board of Directors has determined that it is advisable, desirable, and in the best interest of the Corporation to effectuate a merger (the “Merger”) pursuant to which its wholly owned subsidiary, Cellular Biomedicine Group, Inc. (“CBG Inc.”) will be merged with and into the Corporation, with the Corporation continuing as the surviving corporation and the officers and directors of the Corporation replacing all officers and directors of CBG Inc.; and

WHEREAS, the Board of Directors has determined it to be in the best interest of the Corporation to adopt the name of CBG Inc. as its own;

NOW THEREFORE BE IT:

RESOLVED, that the officers of the Corporation be, and hereby are, authorized and directed to effect the Merger and, in accordance with Section 253(b) of the DGCL, to change the Corporation’s name to “Cellular Biomedicine Group, Inc.”; and it is further

RESOLVED, that the form, terms, and provisions of the Certificate of Ownership and Merger (substantially in the form presented to this Board of Directors attached hereto as Exhibit A) and of the transactions contemplated thereby be, and they hereby are, in all respects approved; and that the officers of the Corporation be, and hereby are, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, said Certificate of Ownership and Merger, with such additions, deletions, and changes as the officers shall approve, with the execution thereof by the officers to be conclusive evidence of  their approval of any such additions, deletions, and changes; and it is further

RESOLVED, that the officers of the Corporation be, and hereby are, authorized to do any and all things reasonably necessary or customary in order to implement and consummate the Merger, and the further transactions and actions contemplated thereby and by the foregoing resolutions; and it is further

RESOLVED, that the officers of the Corporation be, and hereby are, authorized to execute and deliver any and all agreements, instruments, and documents, and to do any and all acts and things, and to pay such expenses and taxes as such officer may deem necessary or advisable to carry out fully the intents and accomplish the purposes of the foregoing resolutions.

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IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors of the Corporation, have set their hands hereunto as of the 19th day of February, 2013.

/s/ Keith Wong
Keith Wong

/s/ Norman Klein
Norman Klein